Exhibit 4.1

Execution Copy

____________________________________

AMENDED AND RESTATED RIGHTS AGREEMENT

between

INVESTORS TITLE COMPANY

and

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

as

Rights Agent

Amended and Restated as of
October 31, 2012
_____________________________________

i

ii

AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDED AND RESTATED RIGHTS AGREEMENT, entered into as of October 31, 2012 (“Agreement”), by and between Investors Title Company, a North Carolina corporation (the “Corporation”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Rights Agent,” which shall include any successor Rights Agent hereunder), amends and restates that certain Rights Agreement, dated as of November 12, 2002 (as amended and restated on August 9, 2010 and amended on August 22, 2012, the “Original Agreement”), between the Corporation and the Rights Agent.

W I T N E S S E T H

WHEREAS, on November 12, 2002, the Corporation entered into the Original Agreement, and in connection therewith, the Board of Directors of the Corporation authorized and declared a dividend distribution of one preferred stock purchase right (each, a “Right”) payable on December 16, 2002 for each share of common stock, no par value, of the Corporation (the “Common Stock”) outstanding at the close of business on December 2, 2002 (the “Record Date”); and authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Corporation issued between the Record Date and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one one-hundredth (1/100) of a share of Preferred Stock (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Section 27 of the Original Agreement provides that the Corporation and the Rights Agent may from time to time supplement or amend the Original Agreement; and

WHEREAS, under the Original Agreement, the Rights are set to expire on November 11, 2012; and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its shareholders to amend and restate the Original Agreement to extend the duration of the Original Agreement and Rights and make such other changes as set forth in this Agreement; and

WHEREAS, this Agreement amends and restates in its entirety the Original Agreement, which Original Agreement is replaced and superseded by this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Corporation or any Subsidiary of the Corporation, any Exempted Person, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Corporation or any Subsidiary of the Corporation, or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (x) being the Beneficial Owner of shares of Common Stock, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors of the Corporation before such Person otherwise became an Acquiring Person, or (y) a reduction in the number of issued and outstanding shares of Common Stock pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Corporation (provided that, in case the Person set forth in clause (ii) does not become an Acquiring Person by reason of clause (x) or (y) above, such Person set forth in clause (ii) shall nonetheless become an Acquiring Person upon acquisition of one or more additional shares of Common Stock unless such acquisition of additional Common Stock will not result in such Person or group becoming an Acquiring Person by reason of such clause (x) or (y)).

Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently and had no intention of changing or influencing control of the Corporation, and such Person as promptly as practicable (and in any event within 5 Business Days after being so requested by the Corporation) divests or enters into an irrevocable commitment satisfactory to the Board of Directors of the Corporation as promptly as practicable (and in any event with 5 Business Days or such shorter period as shall be determined by the Board of Directors) to divest, and thereafter divests as required by such commitment, a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a) (or, in the case of a Derivative Interest, such Person terminates the subject Derivative Interest, disposes of the subject derivative security or establishes to the satisfaction of the Board of Directors that such Derivative Interest is not held with any intention of changing or influencing control of the Corporation), then such Person shall not be deemed an “Acquiring Person” for any purposes of this Agreement; provided, however, that if such Person shall again become the Beneficial Owner of 15% or more of the Common Stock then outstanding, such Person shall be deemed to be an Acquiring Person, subject to the exceptions set forth in this Section 1(a).

For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement.  The number of shares of Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall be deemed to be outstanding for the purpose of computing the percentage of the outstanding number of shares of Common Stock owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other Person.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(c) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report);

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), (A) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any voting securities of the Corporation or (B) to cooperate in obtaining, changing or influencing the control of the Corporation (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (ii) of this paragraph (c)); or

(iv) that are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates; provided, however, that (A) nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be deemed the “Beneficial Owner” of, or to “Beneficially Own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days, and (B) for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Corporation solely by reason of their status as such, shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Corporation.

(d) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

(e) “Close of business” on any given date shall mean 5:00 p.m., North Carolina time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., North Carolina time, on the next succeeding Business Day.

(f) “Common Stock” shall mean the common stock, no par value, of the Corporation, except that “Common Stock” when used with reference to any Person other than the Corporation shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

(g) “date of this Agreement,” “date hereof” or “date of the execution of this Agreement” shall mean November 12, 2002.

(h) “Derivative Interest” shall mean an interest in (A) any option, warrant, convertible or exchangeable security, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to any underlying or reference security or a value determined in whole or part with reference to, or derived in whole or in part from, the market price or value of any such security, and which increases in value as the value of such security increases or which provides to the holder of such Derivative Interest an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of any such security; (B) any transaction or series of transactions, arrangement, agreement, proxy, understanding or relationship which included or includes an opportunity for such Person or such Person’s Affiliates or Associates, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security, to receive or share in the receipt of dividends payable on any security separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security or to increase or decrease the number of securities of the Corporation which such Person or such Person’s Affiliates or Associates was, is or will be entitled to vote, in each case under clauses (A) and (B) hereof, including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and (C) any transaction or series of transactions, agreement, arrangement, understanding or relationship with respect to the borrowing or lending of securities of the Corporation or any interest therein, in each case under clauses (A), (B) and (C) hereof, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) transactions hedge the economic effect of such interest, but in no event shall include:

(i) rights of a pledgee under a bona fide pledge of Common Stock;

(ii) rights of all holders of Common Stock to receive Common Stock pro rata, or obligations to dispose of Common Stock, as a result of a merger, exchange offer, or consolidation involving the Corporation;

(iii) rights or obligations to surrender Common Stock, or have Common Stock withheld, upon the receipt or exercise of a derivative security or the receipt or vesting of equity securities, in order to satisfy the exercise price or the tax withholding consequences of receipt, exercise or vesting;

(iv) interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority;

(v) interests or rights to participate in employee benefit plans of the Corporation held by employees or former employees of the Corporation; or

(vi) options granted to an underwriter in a registered public offering for the purpose of satisfying over-allotments in such offering.

The number of shares of Common Stock in respect of which a Person has a Derivative Interest shall be the notional or other number of shares of Common Stock specified in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission pursuant to Regulation 13D-G or Regulation 14D under the Exchange Act in respect of which Common Stock is the “subject security” (as such term is defined in such Regulations) or in the documentation evidencing the Derivative Interest as being subject to being acquired upon the exercise or settlement of the applicable Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest, or the opportunity of the holder of such Derivative Interest, is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such filing or documentation, as determined by the Board of Directors of the Corporation in good faith to be the number of shares of Common Stock to which the Derivative relates.

(i) “Distribution Date” shall have the meaning set forth in Section 3(a).

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

(k) “Exempted Person” shall mean any Fine Family Member.

(l) “Fine Family Member” shall mean (i) any of the individuals, trusts, foundations, partnerships or other entities listed on Schedule I, (ii) any trust created by (or on behalf of) and for the benefit of any individual listed on Schedule I, or (iii) the dependents of any individual listed on Schedule I that share the same household with such individual.

(m) “Nasdaq” shall mean the NASDAQ Stock Market.

(n) “Person” shall mean any individual, firm, corporation, partnership or other entity.

(o) “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock of the Corporation having the preferences, limitations and relative rights set forth in the Articles of Amendment attached hereto as Exhibit A, and, to the extent that there are not a sufficient number of shares of Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Corporation designated for such purpose containing terms substantially similar to the terms of the Preferred Stock.

(p) “Section 11(a)(ii) Event” shall mean an event described in Section 11(a)(ii) hereof.

(q) “Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(r) “Stock Acquisition Date” shall mean the earlier of (i) the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Schedule 13D or 13G or Sections 13(d) or 13(g) under the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or (ii) the date that a majority of the Board of Directors of the Corporation shall become aware of the existence of an Acquiring Person.

(s) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interests having voting power sufficient to elect at least a majority of the directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(t) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(u) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

Section 3. Issue of Rights Certificates.

(a) Until the earlier of (i) the close of business on the tenth calendar day after, but not including, the Stock Acquisition Date (or, if the tenth calendar day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day after, but not including, the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation, any Subsidiary of the Corporation, any Exempted Person, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) to commence, a tender or exchange offer, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock or, in the case of uncertificated shares of Common Stock registered in book entry form (“Book Entry Shares”), by notation in book entry (which certificates for Common Stock and Book Entry Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Corporation).  The preceding sentence notwithstanding, prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board of Directors may select pursuant to this sentence), the Board of Directors may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii).  Nothing herein shall permit such a postponement of a Distribution Date after a Person becomes an Acquiring Person, except as a result of the operation of the second paragraph of Section 1(a).  The Corporation shall give the Rights Agent prompt written notice of the Distribution Date.  As soon as practicable after the Distribution Date and receipt of written notice of the Distribution Date from the Corporation, the Rights Agent will, at the expense of the Corporation, send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Corporation, one or more rights certificates, in substantially the form of Exhibit B hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Corporation may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) As promptly as practicable following the Record Date, the Corporation sent a copy of a Summary of Rights, in substantially the form then attached hereto as Exhibit C, by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation.  Attached hereto as Exhibit C is an Updated Summary of Rights which reflects all amendments made through October 31, 2012. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Stock or Book Entry Shares, as applicable, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7 hereof), the transfer of any certificates representing shares of Common Stock or Book Entry Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock or Book Entry Shares, as applicable.

(c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Investors Title Company (the “Corporation”) and Central Carolina Bank, a division of National Bank of Commerce (the “Rights Agent”) dated as of November 12, 2002 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

Notwithstanding a change in the Rights Agent or any amendment to this Agreement, including the amendments made through October 31, 2012, certificates representing shares of Common Stock (including any new or replacement certificates) may continue bearing the foregoing legend or bear a revised legend reflecting the appointment of a new Rights Agent or any such amendment.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law.  With respect to such certificates containing the foregoing legend or any such subsequent revised legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates and such Book Entry Shares shall be evidenced by such certificates or Book Entry Shares alone and, except as otherwise provided herein, registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates or Book Entry Shares shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.  In the event the Corporation purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with Common Stock that is no longer outstanding.

Notwithstanding this Section 3(c), neither the omission of the legend required hereby, nor the failure to provide notice thereof, shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date, show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any plan, agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of a plan, agreement, arrangement or understanding (whether or not in writing) that has as a purpose or effect avoidance of the provisions of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend in substantially the following form:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The Corporation shall instruct the Rights Agent in writing of the Rights which should be so legended and shall (to the extent feasible) supply the Rights Agent with such legended Rights Certificates.  The provisions of Section 7(e) shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer, President, any Vice President or Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Corporation’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent manually and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Rights Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Corporation; and any Rights Certificates may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Corporation to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e), Section 14, Section 23(a)  and Section 24 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, of the Rights represented by such Right Certificate as the Corporation or Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14, Section 23(a) and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Rights Agent shall forward any such sum collected by it to the Corporation or to such Persons as the Corporation shall specify by written notice.

(b) Subject to the provisions of Section 7(e), upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Corporation will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof and except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any tax or charge required to be paid under Section 9 hereof, at or prior to the earliest of (i) the close of business on October 31, 2022 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the date on which such Rights are exchanged as provided in Section 24 hereof (the earliest of (i),(ii) and (iii) being herein referred to as the “Expiration Date”).

(b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $220, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid under Section 9, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates (or make entries in the book-entry account system for the transfer agent) for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Corporation hereby directs the depositary agent to comply with such request, (ii) when necessary to comply with this Rights Agreement, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts (or confirmation or written notice that an entry has been made in the book-entry account system for the transfer agent), cause the same to be delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Rights Agreement, after receipt thereof, deliver such cash, if any, to, or upon the order of, the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) and any taxes or charges required to be paid under Section 9 hereof, shall be made in cash or by certified bank check, cashier’s check, bank draft or money order payable to the order of the Corporation. In the event that the Corporation is obligated to issue other securities (including Common Stock) of the Corporation, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Corporation reserves the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (and any subsequent transferee of such Rights), or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any plan, agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Corporation has determined is part of any plan, agreement, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect avoidance of the provisions of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall thereupon have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise from and after such occurrence. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

Section 9. Reservation and Availability of Capital Stock; Registration.

(a) From and after the Distribution Date, the Corporation will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Corporation shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise; provided, however, that the Corporation shall have no obligation hereunder to list the shares of Preferred Stock on any national securities exchange.

(c) The Corporation shall use its reasonable best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Corporation upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Corporation may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. In addition, if the Corporation shall determine that a registration statement is required following the Distribution Date, the Corporation may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d) The Corporation will take all such action as may be necessary to ensure that all one one-hundredths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates (or entry in the book-entry account system of the transfer agent) for such shares (subject to payment of the Purchase Price and compliance with all other applicable terms of this Agreement), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Corporation will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates (or entry in the book-entry account system of the transfer agent) for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax or charges which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for transfer or exercise, or to issue or deliver any certificates (or entry in the book-entry account system of the transfer agent) for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Corporation’s satisfaction that no such tax  or charge is due.

Section 10. Preferred Stock Record Date. Each person in whose name any certificate (or entry in the book-entry account system of the transfer agent) for a number of one one-hundredths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or book-entry shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Corporation with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to the next sentence of this Section 11(a)(ii) and to Section 23(a) and Section 24 of this Agreement, in the event that any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Corporation as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence. If the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13(a) hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

(iii) In the event that the number of shares of Common Stock which are authorized by the Corporation’s Articles of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Corporation shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors of the Corporation has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors of the Corporation based upon the advice of an investment banking firm selected by the Board of Directors of the Corporation; provided, however, that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Corporation’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number of shares of Preferred Stock or fractions thereof (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors of the Corporation determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Corporation may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent the Corporation determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Corporation (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such shareholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

(b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same preferences, limitations and relative rights as the shares of Preferred Stock (“equivalent preferred stock”)) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such Record Date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Corporation shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend of the Corporation in compliance with Section 55-6-40 of the North Carolina Business Corporation Act), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)           (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the shares of Common Stock are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange or national market system on which the shares of Common Stock are listed or admitted to trading or quoted is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading or quoted on any national securities exchange or national market system, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  For all purposes of this Agreement, the “Current Market Price” of one one-hundredth of a share of Preferred Stock shall be equal to the “Current Market Price” of one share of Preferred Stock divided by 100.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock or other share or one ten-thousandth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any property or shares of capital stock other than Preferred Stock, thereafter the amount of property and number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Corporation shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of one one-hundredths of a share which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Corporation shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Stock shall not be taxable to such shareholders.

(n) The Corporation shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o) After the Distribution Date, the Corporation will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Corporation shall at any time after November 12, 2002 and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Corporation shall

(a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and

(c) mail, or cause the Rights Agent to mail, a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, from and after the occurrence of any person becoming an Acquiring Person, directly or indirectly, (x) the Corporation shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof), and the Corporation shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or the Corporation or cash or any other property, or (z) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price (or, if any Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, at the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event) in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term “Corporation” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which shares of Common Stock of the Corporation are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value of shares outstanding or (B) if no securities are so issued, (x) the Person that is the other party to such merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value of shares outstanding or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case described in Section 13(b)(i) or (ii), if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; or (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the joint venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Corporation shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and similarly comply with applicable state securities laws;

(ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on Nasdaq or on another securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on Nasdaq or such securities exchange;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) Obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive transactions of the type described in clauses (x) through (z) of Section 13(a).  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter become exercisable in the manner described in Section 13(a).

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) In no event shall the Rights Agent have any liability in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Corporation stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement that alters in any adverse manner the rights or duties of the Rights Agent.

Section 14. Fractional Rights and Fractional Shares.

(a) The Corporation shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if the Rights are not listed or admitted to trading on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

(b) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the option of the Corporation, be evidenced by depositary receipts) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Corporation may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section (b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Triggering Event, the Corporation shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Corporation may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Rights expressly waives such Holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a) Prior to the Distribution Date, the Rights will be evidenced by, as applicable (i) the certificates for Common Stock registered in the names of the holders of Common Stock, or (ii) the book-entries representing shares of Common Stock registered in the names of the holders of Common Stock, and not be separate Rights Certificates or book-entries, and each Right will be transferrable only in connection with the transfer of Common Stock.

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Corporation and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate, if any) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Corporation shall pay to the Rights Agent such compensation as shall be agreed to in writing between the Corporation and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees (including counsel fees incurred under Section 20(a) below) and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also shall indemnify the Rights Agent, its directors, officers, employees and agents, for, and hold each of them harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement, and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim (whether asserted by the Corporation, a holder of Rights or any other Person) of liability in the premises. The provisions of this Section 18(a) shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement, and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons.

(c) Any dispute between the Corporation and the Rights Agent arising out of or relating to this Agreement, including the interpretation of any provision herein and/or performance by either party, will be resolved as provided in this Section 18(c).

(i) Informal Dispute Resolution.  Except as to dispute(s) subject to Section 18(c)(iii) below, either party may initiate an Informal Dispute Resolution (“IDR”) by written notice to the other party.  The IDR request will set forth the substance and basis of the dispute(s) in reasonable detail.  Each party will appoint a designated representative having authority to resolve and settle such dispute.  The designated representatives shall meet as often as reasonably necessary to discuss and attempt to resolve the dispute.  The IDR process shall continue until terminated by either party by written notice to the other party.  The expiration of any statute(s) of limitations applicable to the relevant dispute(s) will be tolled during the IDR process.

(ii) Arbitration.  Subject to Section 18(c)(iii) below, any dispute not resolved pursuant to the IDR process will be submitted to mandatory and binding arbitration pursuant to the following terms:

A.           Initiation of Arbitration.  The initiating party will provide a written arbitration demand to the American Arbitration Association (“AAA”) and the other party, describing in reasonable detail the nature and basis of the dispute.

B.           Conduct of Arbitration.  The arbitration shall be conducted before the AAA pursuant to its Commercial Arbitration Rules.  Notwithstanding any inconsistent provision within those Rules, a hearing on the merits of all arbitrated claims will be commenced within 180 days of the written arbitration demand, and the arbitrator(s) will render an award within 10 days after the conclusion of the hearing.

C.           Place of Arbitration Hearings.  Arbitration hearings shall be held in Raleigh, North Carolina.

D.           Costs and Expenses.  Unless the arbitrator(s) rules otherwise, the parties shall jointly and equally pay the expenses of the arbitrator(s) and administrative costs assessed by the AAA.  Unless otherwise determined by the arbitrator(s), each party will bear its own expenses, including counsel fees, incurred during the IDR and arbitration.

E.           Enforcement.  Any Arbitration award rendered pursuant to this Section 18 may be enforced, and judgment upon such award may be entered, by any court of competent jurisdiction.

(iii) Special Relief.  Notwithstanding the requirements of Sections 18(c)(i) and 18(c)(ii), if a party makes a good faith determination that equitable or injunctive relief, a declaratory proceeding or an interpleader proceeding is necessary to protect the party's interests with respect to a specific dispute or a specific element(s) of a dispute, the party may seek equitable or injunctive relief or bring a declaratory proceeding or an interpleader proceeding upon that specific dispute or element(s) in any state or federal court in the judicial district that includes Wake County, North Carolina.  All other issues within the dispute(s) will be resolved through arbitration under Section 18(c)(ii) above.  If the Corporation initiates a proceeding for equitable and/or injunctive relief and fails to obtain such relief, the Corporation will pay all reasonable expenses, including counsel fees, incurred by the Rights Agent as the result of those proceedings.  The Corporation will pay, or reimburse the Rights Agent for, the reasonable expenses, including counsel fees, of any declaratory or interpleader proceeding.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) Subject to the terms of Section 20(a) above, the Rights Agent shall be liable in connection with its administration of this Agreement, and the exercise and performance of its duties hereunder, only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Corporation will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, any Vice President, the Secretary, any Assistant Secretary, or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted by, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the Rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct; provided, however, the Rights Agent acted in good faith in the selection thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

(l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration or performance of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

(m) The Corporation shall give the Rights Agent prompt written notice of any event or ownership that would prohibit the exercise or transfer of the Rights Certificates.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Corporation, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Corporation), then the Rights Agent, at the expense of the Corporation, or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York, North Carolina or Pennsylvania (or of any other state of the United States), in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has, together with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Corporation (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board of Directors of the Corporation may, at its option, at any time prior to the earlier of (i) the close of business on the tenth calendar day after, but not including, the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Calendar day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  Notwithstanding any action taken by any Person or Persons subsequent to the date hereof, the Corporation’s right of redemption hereunder may be exercised only by the Board of Directors of the Corporation acting solely in its discretion in accordance with its fiduciary duties to the Corporation and its shareholders.  The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

(b) The Corporation may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the “Current Market Price,” as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Corporation.

(c) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

(a) By the vote of the Board of Directors of the Corporation, the Corporation may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights which have become void pursuant to Section 7(e) hereof) for shares of Common Stock at an exchange rate of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock of the Corporation then outstanding.  The exchange of the Rights by the Board of Directors of the Corporation may be made effective at such time, on such basis and with such conditions as the board of Directors in its sole discretion may establish.  Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Corporation may direct the Corporation to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”).  If the Board so directs, the Corporation shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange).  From and after the time at which such shares are issued to the Trust, all stockholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Without any further action and without any notice, the right to exercise the Rights to be so exchanged will terminate immediately upon the action of the Board of Directors of the Corporation ordering the exchange and the only right thereafter of each holder of such Rights, subject to the limitations set forth in paragraph (a) of this Section, shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give notice of the exchange to the Rights Agent and holders of such Rights then outstanding by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Each such notice shall state the method by which the exchange for Rights will be effected and, in the event of a partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 7(e) hereof) held by each holder of Rights. In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute Preferred Stock (or equivalent preferred stock, as such term is defined in paragraph (b) of Section 11 hereof) for Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

(c) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall either take such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights or, alternatively, by the vote of the Board of Directors of the Corporation with respect to each Right, (i) pay cash in an amount equal to the Purchase Price, in lieu of issuing Common Stock or Preferred Stock in exchange therefor or (ii) issue debt or equity securities, or a combination thereof, having a value equal to the Current Value (as hereinafter defined) of the Common Stock or Preferred Stock exchangeable for each such Right, where the value of such securities shall be determined in good faith by the Board of Directors of the Corporation or (iii) deliver any combination of cash, property, Common Stock, Preferred Stock and/or other securities having a value equal to the Current Value in exchange for each Right. The term “Current Value,” for purposes of this Section 24, shall mean the product of the per share market price of the Common Stock (determined pursuant to Section 11(d) on the date of the occurrence of the event described above in paragraph (a)) multiplied by the number of shares of Common Stock for which the right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Corporation determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the Board of Directors of the Corporation may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional Common Stock or Preferred Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement, with simultaneous written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended.

(d) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates, or make book-entries, which evidence fractional shares of Common Stock for purposes of this Section 24. In lieu of such fractional shares of Common Stock, the Corporation shall pay to each registered holder of a Rights Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the fair market value of a whole share of Common Stock. For the purposes of this paragraph (d), the fair market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) In case the Corporation shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend of the Corporation in compliance with Section 55-6-40 of the North Carolina Business Corporation Act), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Corporation in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

(b) In case a Section 11(a)(ii) Event shall occur or any of the transactions referred to in Section 13 is proposed, then, in any such case, (i) the Corporation shall as soon as practicable thereafter (and at least ten (10) Business Days prior to consummating any such proposed transaction) give to each holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event or proposal of such transaction, which shall specify the event or transaction and the consequences of the event or transaction to holders of Rights under Section 11(a)(ii) or Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is delivered in writing to the Rights Agent) as follows:

Investors Title Company
Attention: Chief Executive Officer
121 North Columbia Street
Chapel Hill, North Carolina 27514

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is delivered in writing to the Corporation) as follows:

Broadridge Corporate Issuer Solutions, Inc.
Attention:  Thomas Long
1717 Arch Street, Suite 1300
Philadelphia, PA  19103

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Corporation and the Rights Agent shall, if the Board of Directors of the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Corporation and the Rights Agent shall, if the Board of Directors of the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, including but not limited to extending the Final Expiration Date, or (iv) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable as to an Acquiring Person or an Affiliate or Associate thereof other than in accordance with this sentence;  provided further, that the right of the Board of Directors to extend the Distribution Date shall not require any amendment or supplement hereunder.  Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made pursuant to this Section 27 that alters in any adverse manner the Rights Agent’s rights or duties without the Rights Agent’s consent.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own shares held by another Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Corporation in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Corporation to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Corporation determines in its good faith judgment that severing the invalid, void or unenforceable language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State and without regard to conflicts of laws principles.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed as of the day and year first written above.

INVESTORS TITLE COMPANY

By	/s/ J. Allen Fine
J. Allen Fine
Chief Executive Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., as Rights Agent

By	/s/ James O'Regan
Name: James O'Regan
Title: Vice President

Exhibit A

ARTICLES OF AMENDMENT
of
INVESTORS TITLE COMPANY

The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the designation, preferences, limitations, and relative rights of a series of its Preferred Stock:

1.           The name of the corporation is Investors Title Company.

2.           The following resolution relating to the fixing of the designation, preferences, limitations, and relative rights of the Series A Junior Participating Preferred Stock of the Corporation was duly adopted by the Board of Directors of the Corporation at a meeting held on the 12th day of November, 2002, without shareholder approval, which was not required because the Articles of Incorporation, as amended, of the Corporation provide that the Board of Directors may determine the preferences, limitations, and relative rights of that class:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Articles of Incorporation, as amended, of the Corporation, the Board of Directors hereby creates a series of Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the preferences, limitations, and relative rights thereof as follows:

1.           Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2.           Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of capital stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock (as defined in paragraph 12 below), and of any Junior Stock (as defined in paragraph 12 below), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after November 12, 2002 (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Board of Directors shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.           Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

(c) Except as set forth herein or as otherwise provided in the Articles of Incorporation, as amended, of the Corporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.           Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, or redeem or repurchase or otherwise acquire for consideration, any shares of Junior Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock (as defined in paragraph 12 below), except dividends paid ratably on the Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or repurchase or otherwise acquire for consideration shares of any Parity Stock; provided, however, that the Corporation may at any time redeem, repurchase or otherwise acquire shares of any such Parity Stock in exchange for shares of any Junior Stock; or

(iv) repurchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) above, purchase or otherwise acquire such shares at such time and in such manner.

5.           Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this resolution, in the Articles of Incorporation, as amended, of the Corporation or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6.           Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of Parity Stock, except distributions made ratably on the Series A Preferred Stock and all such other Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the proviso set forth in (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.           Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, or any combination of the foregoing, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.           No Redemption. The Series A Preferred Stock shall not be redeemable.

9.           Rank. The Series A Preferred Stock shall rank junior to all other series and classes of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

10.         Amendment. The Articles of Incorporation, as amended, of the Corporation, including, without limitation, this resolution, shall not be amended in any manner (whether by merger, consolidation or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

11.         Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

12.         Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

(a) “Common Stock” means the common stock, no par value, of the Corporation at the date hereof or any other stock resulting from successive changes or reclassification of the common stock.

(b) “Junior Stock” means the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends or distributions of assets upon any liquidation, dissolution or winding up of the Corporation.

(c) “Parity Stock” means any class or series of capital stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to the payment of dividends or distributions of assets upon any liquidation, dissolution or winding up of the Corporation.

IN WITNESS WHEREOF, Investors Title Company has caused these Articles of Amendment, which were duly adopted by the Board of Directors of the Corporation on November 12, 2002, to be signed by its Chief Executive Officer on this 12th day of November, 2002.

INVESTORS TITLE COMPANY

By	/s/ J. Allen Fine
J. Allen Fine

INVESTORS TITLE COMPANY

ARTICLES OF AMENDMENT
REGARDING SERIES A JUNIOR
PARTICIPATING PREFERRED STOCK

The undersigned Corporation hereby submits these Articles of Amendment for the purpose of amending the Articles of Incorporation of the Corporation to increase the number of shares of Preferred Stock constituting its Series A Junior Participating Preferred Stock from 100,000 shares to 200,000 shares:

1.           The name of the Corporation is Investors Title Company.

2.           The following resolution relating to the Series A Junior Participating Preferred Stock of the Corporation was duly adopted by the Board of Directors of the Corporation on October 26, 2012, without shareholder approval, which was not required because the Articles of Incorporation of the Corporation, as amended, provide that the number of shares constituting the Series A Junior Participating Preferred Stock may be increased or decreased by resolution of the Board of Directors:

RESOLVED FURTHER, that the Articles of Incorporation of the Corporation be, and they hereby are, amended by deleting in its entirety the paragaph titled “1.  Designation and Amount” as reflected in the Articles of Amendment of the Corporation dated November 12, 2002, and replacing such paragraph with the following:

1.           Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

3.           No shares of the Corporation’s Series A Junior Participating Preferred Stock, par value $1 per share, have been issued.

This the 31st day of October 2012.

INVESTORS TITLE COMPANY

By
Name:	J. Allen Fine
Title:	Chief Executive Office

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	_____________ Rights

NOT EXERCISABLE AFTER OCTOBER 31, 2022 OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

Rights Certificate

INVESTORS TITLE COMPANY

This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of November 12, 2002 (as amended as of August 9, 2010, August 22, 2012 and October 31, 2012 (the “Rights Agreement”), between Investors Title Company, a North Carolina corporation (the “Corporation”), and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent”), to purchase from the Corporation at any time prior to 5:00 p.m. (North Carolina time) on October 31, 2022 at the office or offices of the Rights Agent designated for such purpose, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Corporation, at a Purchase Price of $220 per one one-hundredth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _________, 20__ based on the Preferred Stock as constituted at such date and may be adjusted in accordance with the provisions of the Rights Agreement.

_________________________
1           The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the Corporation and are also available upon written request to the Corporation.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth calendar day following the Stock Acquisition Date, and (ii) the Final Expiration Date. In addition, subject to the provisions of the Rights Agreement, the Rights may be exchanged under certain circumstances by the Corporation, in whole or in part, for shares of Common Stock, or for Preferred Stock or shares of another series of Preferred Stock of the Corporation having equivalent preferences, limitations and relative rights. Immediately upon the action of the Board of Directors of the Corporation authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement. This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the duly authorized officers of the Corporation and its corporate seal.

Dated as of __________ ___, _____

ATTEST: [Corporate Seal]	INVESTORS TITLE COMPANY
By	By
Secretary		Title:

Countersigned:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By
Authorized Signatory

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED	hereby sells, assigns
and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: _________________ ___, _____
(Signature)

Signature Guaranteed:

Certificate
____________

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of any such Rights.

Dated: _________________ ___, _____
(Signature)

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as writ upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
_________________________

(To be executed if holder desires to
exercise Rights represented by the
Rights Certificate)

To INVESTORS TITLE COMPANY:

The undersigned hereby irrevocably elects to exercise ____________Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated: _________________ ___, _____
(Signature)

Signature Guaranteed:

Certificate
___________

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of any such Rights.

Dated: _________________ ___, _____
(Signature)

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as writ upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C

UPDATED SUMMARY OF RIGHTS TO PURCHASE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

On November 12, 2002, the Board of Directors of Investors Title Company (the “Corporation”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, no par value, of the Corporation (the “Common Stock”) payable on December 16, 2002 to shareholders of record at the close of business on December 2, 2002. A Right will also be issued for each share of Common Stock issued after December 2, 2002 and before the Distribution Date (which is described in the next paragraph). Each Right entitles the registered holder to purchase from the Corporation a unit (a “Unit”) consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Corporation (the “Preferred Stock”), at a Purchase Price of $220 per Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of November 12, 2002 as amended as of August 9, 2010, August 22, 2012 and October 31, 2012 between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten calendar days following public announcement that a person or group of affiliated or associated persons, with such exceptions as are set forth in the Rights Agreement (an “Acquiring Person”), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), or (ii) ten Business Days (or such later date as the Board of Directors may determine) following the commencement of, or first public announcement of the intent of a person or group to commence, a tender offer or exchange offer that would result in a person or group (with such exceptions as are set forth in the Rights Agreement) beneficially owning 15% or more of such outstanding shares of Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 2, 2002 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding at the close of business on December 2, 2002 or thereafter will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 31, 2022, unless earlier redeemed or exchanged by the Corporation as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock outstanding prior to the Distribution Date will be issued with Rights.

In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Corporation), having a value equal to two times the then current Purchase Price under the Right.  Notwithstanding any of the foregoing, following the occurrence of an event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (and its transferees) will be null and void.

In the event that, following the Stock Acquisition Date, (i) the Corporation is acquired in a merger or consolidation in which the Corporation is not the surviving corporation, (ii) the Corporation engages in a merger or consolidation in which the Corporation is the surviving corporation and the Common Stock of the Corporation is changed or exchanged, or (iii) more than 50% of the Corporation’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, Common Stock of the acquiring company having a value equal to two times the Purchase Price under the Right.

The Purchase Price payable and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holder of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Units of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a dividend on the Common Stock payable in Common Stock or subdivisions or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the then exercisable Rights (other than Rights owned by such person or its affiliates and associates, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a series of the Corporation’s preferred stock having equivalent preferences, limitations and relative rights), per Right (subject to adjustment).

At any time until ten days following the Stock Acquisition Date, the Corporation may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to shareholders or to the Corporation, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Corporation as set forth above or in the event that the Rights are redeemed.

Except as set forth below, any of the provisions of the Rights Agreement may be amended at the direction of the Board of Directors prior to the Distribution Date. After the Distribution Date, any provision of the Rights Agreement may be amended at the direction of the Board of Directors without the approval of holders of Rights Certificates in order to make changes which do not adversely affect the interests of holders of Rights Certificates (excluding the interests of any Acquiring Person).

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and any amendment thereof. A copy of the Rights Agreement is available free of charge from the Corporation. This Summary Description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

SCHEDULE I

FINE FAMILY MEMBERS

J. Allen Fine
James A. Fine, Jr.
Leslie A. Fine
Benton S. Fine
Annalee G. Fine
W. Morris Fine
Nancy J. Fine
Louisa M. Fine
A. Lundy Fine
Ella M. Fine

Fine Corporate Enterprises, LLC
Fine Investments, LP
IFP Associates, Inc.
and such other entities as are wholly owned by any one or more of the individuals named above